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                                                           Exhibit 99.B(e)(3)(A)

[ING FUNDS LOGO]


July 29, 2005


Mr. David Jacobson
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Dear Mr. Jacobson:

     Pursuant to the Distribution Agreement dated April 29, 2005, between ING Investors Trust (the "Trust") and Directed Services, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Distributor to render such services to ING MarketPro Portfolio, ING MarketStyle Growth Portfolio, ING MarketStyle Moderate Growth Portfolio, ING MarketStyle Moderate Portfolio, effective August 15, 2005, and ING VP Index Plus International Equity Portfolio, effective July 29, 2005, each a new series of the Trust (the "New Series"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Series to SCHEDULE A of the Agreement.

     Please signify your acceptance to act as Distributor under the Agreement with respect to the New Series, by signing below.

                                             Very sincerely,


                                             /s/ Robert S. Naka
                                             Robert S. Naka
                                             Senior Vice President
                                             ING Investors Trust


ACCEPTED AND AGREED TO:
Directed Services, Inc.


By:    David L. Jacobson
       ----------------------------------
Name:  /s/ David L. Jacobson
       ----------------------------------
Title: SVP                Duly Authorized
       ----------------------------------


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000         ING Investors Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2744

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                               AMENDED SCHEDULE A

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                             DISTRIBUTION AGREEMENT

Distribution fees in the amount of 0.25% for Service 2 Class shares and 0.50% for Adviser Class shares based on average net assets may be paid to Directed Services, Inc. for shares of the following Series of the ING Investors Trust:

SERIES                                                                                             CLASSES
------                                                                                             -------
ING FMR(SM) Earnings Growth Portfolio                                                       Service 2,   Adviser
ING JPMorgan Value Opportunties Portfolio                                                   Service 2,   Adviser
ING MarketPro Portfolio                                                                     Service 2,   Adviser
ING MarketStyle Growth Portfolio                                                            Service 2,   Adviser
ING MarketStyle Moderate Growth Portfolio                                                   Service 2,   Adviser
ING MarketStyle Moderate Portfolio                                                          Service 2,   Adviser
ING Marsico International Opportunities Portfolio                                           Service 2,   Adviser
ING MFS Utilities Portfolio                                                                 Service 2,   Adviser
ING VP Index Plus International Equity Portfolio                                            Service 2,   Adviser

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